SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2011

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

ITEM 8.01. OTHER EVENTS.

On January 18, 2011, the Disinterested Members of the Board of Directors (as such term is defined in Charter’s Certificate of Incorporation) of Charter Communications, Inc. (“Charter”) unanimously voted to convert all 2,241,299 shares of Class B common stock of Charter held by Paul G. Allen into a like number of shares of Class A common stock of Charter (the “Conversion”).  The Conversion was effective immediately prior to the close of business on January 18, 2011 pursuant to the terms of Charter’s Certificate of Incorporation.  As a result of the Conversion, Mr. Allen no longer has a 35% voting interest associated with the Class B common stock and no longer has the right to appoint four directors.

William L. McGrath and Christopher M. Temple, two of the former Class B directors, resigned from the Board of Directors effective immediately following the Conversion.  The Board of Directors appointed Edgar Lee and Stan Parker to fill the vacancies resulting from those resignations.  The Board also appointed John D. Markley, Jr. as a member of the Audit Committee to fill the vacancy resulting from Mr. Temple’s resignation and appointed Mr. Parker and Mr. Lee to fill the vacancies on the Nominating and Corporate Governance Committee resulting from Mr. McGrath’s resignation from the Board and Mr. Markley’s resignation from the Nominating and Corporate Governance Committee.

The following is the biographical information for Messrs. Lee and Parker:

Edgar Lee, 34, is Senior Vice President of Oaktree Capital Management, L.P. Mr. Lee joined Oaktree Capital Management in 2007.  From 2005 to 2007, Mr. Lee was an Associate Director in the TMT Investment Banking division of UBS Investment Bank in Los Angeles.  Prior to UBS, Mr. Lee was an Associate in the Fixed Income Division at Lehman Brothers Inc.  Mr. Lee received a B.A. in Economics from Swarthmore College and an M.P.P. with a concentration in Applied Economics from Harvard University.

Stan Parker, 34, is a senior partner of Apollo Global Management LLC, having joined the firm as an associate in 2000.  Prior to that time, Mr. Parker was employed by Salomon Smith Barney, Inc. in its Financial Entrepreneurs Group within the Investment Banking Division.  Mr. Parker also serves on the board of directors of AMC Entertainment Inc., AMC Entertainment Holdings, Inc., Affinion Group, CEVA Logistics andMomentive Performance Materials.  Mr. Parker holds a B.S. degree in Economics from The Wharton School of Business at the University of Pennsylvania.

The press release announcing the Conversion and the changes in the Board is attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	Press release announcing the Conversion and the changes in the Board dated January 18, 2011.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            CHARTER COMMUNICATIONS, INC.
                                                             Registrant

Dated: January 18, 2011

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Senior Vice President - Finance, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release announcing the Conversion and the changes in the Board dated January 18, 2011.

* filed herewith